II - 7
 As filed with the Securities and Exchange Commission on November
                            17, 1997
                       Registration Statement No. 33-____________

               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549
                      ____________________

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
                      ____________________

                  CRESTAR FINANCIAL CORPORATION
     (Exact name of Registrant as specified in its Charter)

            Virginia                              54-0722175
(State or other jurisdiction of(I.R.S. Employer Identification Number) incorporation or organization)
                      919 East Main Street
                    Richmond, Virginia  23219
                          804-782-5000
   (Address of principal executive office, including zip code)

             AMERICAN NATIONAL SAVINGS BANK, F.S.B.
                           401(k) PLAN
                    (Full title of the Plan)
                      ____________________

                      Linda F. Rigsby, Esq.
          Senior Vice President and Corporate Secretary
                  Crestar Financial Corporation
                      919 East Main Street
                    Richmond, Virginia  23219
                          804-782-7738
  (Name, address and telephone number including, area code, of agent for service)

                         With copies to:

                      Lathan M. Ewers, Jr.
                        Hunton & Williams
                      951 East Byrd Street
                    Richmond, Virginia  23219
                          804-788-8269

                 CALCULATION OF REGISTRATION FEE
                             Proposed     Proposed
    Title of      Amount to   maximum     maximum    Amount of
   securities        be      offering    aggregate  registration
to be registered registered    price      offering      fee
                                per       price(2)
                             share(2)
                  25,000(1)   $48.125    $1,203,125    $365
Common Stock, $5
par value
Preferred Share
Purchase
Rights(2)

     (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $48.125 per share, which was the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on November 12, 1997. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
     (2) The Rights to purchase Participating Cumulative Preferred Stock, Series C will be attached to and will trade with shares of the Common Stock of the Company.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not required to be filed with the Securities and Exchange
Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
Information.

     Not required to be filed with the Commission.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Crestar Financial Corporation (the "Company") with the Commission (file No. 1-7083) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1997; and (iii) the description of the Company's Common Stock (the "Common Stock") contained in the Company's registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All annual reports of the American National Savings Bank, F.S.B. 401(k) Plan (the "Plan") pursuant to Section 13(a) or 15(d) of the Exchange Act, and all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Directors and officers of the Company may be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them as provided in the Virginia Stock Corporation Act and the Company's Restated Articles of Incorporation. Such indemnification covers all costs and expenses reasonably incurred by a director or officer. The Board of Directors, by a majority vote of a quorum of disinterested directors or, under certain circumstances, independent counsel appointed by the Board of Directors, must determine that the director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law.
In addition, the Virginia Stock Corporation Act and the Company's Restated Articles of Incorporation may under certain circumstances eliminate the liability of directors and officers in a shareholder or derivative proceeding.

     If the person involved is not a director or officer of the Company, the Board of Directors may cause the Company to indemnify to the same extent allowed for directors and officers of the Company such person who was or is a party to a proceeding, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     The Company has in force and effect a policy insuring the directors and officers of the Company against losses which they or any of them shall become legally obligated to pay for reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1 Amended and Restated Articles of Incorporation of the Company (Incorporated herein by reference from Exhibit 3(a) of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (Commission File No. 1-
     7083)).

4.2 Bylaws of the Company (Incorporated herein by reference from Exhibit 3(b) of the Company's Annual Report on
     Form 10-K for the year ended December 31, 1996).

4.3  Rights Agreement dated June 23, 1989, between the
     Company and Mellon Bank, N.A., as Rights Agent
     (Incorporated herein by reference from Exhibit 4.1 of the Company's Current Report on Form 8-K dated June 23,
     1989).

4.4  American National Savings Bank, F.S.B. 401(k) Plan.

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2 Consent of KPMG Peat Marwick LLP.

23.3 Consent of Deloitte & Touche LLP.

24   Power of Attorney for Officers and Directors (included on
signature page).


Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

               (i)  To include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933, as amended (the
          "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 12th day of November, 1997.


                                   CRESTAR FINANCIAL CORPORATION
                                        (Registrant)


                                   By   /s/ Richard G. Tilghman
                                        Richard G. Tilghman,
Chairman,
                                        Chief Executive Officer
and Director


                        POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 12, 1997. Each of the directors and/or officers of Crestar Financial Corporation whose signature appears below hereby appoints John C. Clark, III, Lathan M. Ewers, Jr. and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Crestar Financial Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


Signature                          Title


 By    /s/ Richard G. Tilghman     Chairman, Chief Executive
     Richard G. Tilghman           Officer and Director
                                   (Principal Executive Officer)


 By    /s/ James M. Wells, III     President, Chief Operating
     James M. Wells, III           Officer and Director



 By    /s/ Richard F. Katchuk      Corporate Executive Vice
     Richard F. Katchuk            President and Chief Financial
                                   Officer
                                   (Principal Financial Officer)

 By    /s/ James D. Barr           Group Executive Vice
     James D. Barr                 President, Controller and
                                   Treasurer
                                   (Principal Accounting Officer)

 By   /s/ J. Carter Fox            Director
     J. Carter Fox
 By   /s/  Bonnie Guiton Hill      Director
     Bonnie Guiton Hill


 By   /s/  Charles R.              Director
Longsworth
     Charles R. Longsworth

 By   /s/ Patrick J. Maher         Director
     Patrick J. Maher


 By   /s/ Frank E. McCarthy        Director
     Frank E. McCarthy


 By   /s/  Paul D. Miller          Director
     Paul D. Miller


 By   /s/  G. Gilmer Minor,        Director
III
     G. Gilmer Minor, III

 By   /s/  Gordon F. Rainey,       Director
Jr.
     Gordon F. Rainey, Jr.

 By   /s/ Frank S. Royal, M.D.     Director
     Frank S. Royal, M.D.


 By   /s/  Alfred H. Smith         Director
     Alfred H. Smith, Jr.


 By   /s/ Jeffrey R. Springer      Director
     Jeffrey R. Springer


 By   /s/ Eugene P. Trani          Director
     Eugene P. Trani


 By                                Director
______________________________
_________
     L. Dudley Walker
 By   /s/ Robert C. Wilburn        Director
     Robert C. Wilburn


 By   /s/ Karen Hastie             Director
Williams
     Karen Hastie Williams

The Plan. Pursuant to the requirements of the Securities Act, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in Richmond, Virginia on this 12th day of November, 1997.

                              AMERICAN NATIONAL SAVINGS BANK,
F.S.B.
                              401(k) PLAN


                              By   /s/ James J. Kelley
                                   James J. Kelley
                                   Group Executive Vice President
                                   Compensation & Benefits



               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                      ____________________






                            EXHIBITS

                           filed with

                     REGISTRATION STATEMENT

                               on

                            FORM S-8

                              UNDER

                   THE SECURITIES ACT OF 1933


                      ____________________









             AMERICAN NATIONAL SAVINGS BANK, F.S.B.
                           401(k) PLAN
                    (full title of the plan)




                          EXHIBIT INDEX

                                                  Sequentially
     Exhibit No.      Description                 Number Page

     4.1              Amended and Restated
                      Articles of Incorporation
                      of the Company
                      (Incorporated herein by
                      reference from Exhibit
                      3(a) of the Company's
                      Annual Report on Form 10-
                      K for the year ended
                      December 31, 1996
                      (Commission File No. 1-
                      7083)).

     4.2              Bylaws of the Company
                      (Incorporated herein by
                      reference from Exhibit
                      3(b) of the Company's
                      Annual Report on Form 10-
                      K for the year ended
                      December 31, 1996).

     4.3              Rights Agreement dated
                      June 23, 1989, between
                      the Company and Mellon
                      Bank, N.A., as Rights
                      Agent (Incorporated
                      herein by reference from
                      Exhibit 4.1 of the
                      Company's Current Report
                      on Form 8-K dated June
                      23, 1989).

     4.4              American National Savings
                      Bank, F.S.B. 401(k) Plan.

     5                Opinion of Hunton &
                      Williams as to the
                      legality of the
                      securities being
                      registered.

     23.1             Consent of Hunton &
                      Williams (included in the
                      opinion filed as Exhibit
                      5 to the Registration
                      Statement).

     23.2             Consent of KPMG Peat
                      Marwick LLP.

     23.3             Consent of Deloitte &
                      Touche LLP.

     24               Power of Attorney for
                      Officers and Directors
                      (included on signature
                      page).









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